MAC

MAC ACCOUNTING GROUP, LLP

CERTIFIED PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS

BIGEON

WE HEREBY CONSENT TO THE USE IN THE FOREGOING AMENDMENT NO. 6 OF THE REGISTRATION STATEMENT ON FORM S-

1/A OF OUR REPORT DATED DECEMBER 14, 2018, REGARDING THE FINANCIAL STATEMENTS OF BIGEON AS OF JULY 31,

2018, AND TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "EXPERTS" IN THE REGISTRATION STATEMENT.

MAC ACCOUNTING GROUP, LLP

MIDVALE, UTAH

MAY 13, 2019

WWW.MACACCOUNTINGGROUP.COM

1070 MECHAM LANE, MIDVALE, UTAH 84047

801.414.3664